Exhibit 99.1

Range Impact Announces Sale of Cannabinoid Drug Development Business

CLEVELAND, OHIO – (October 2, 2024) – Range Impact, Inc. (OTC: RNGE) (“Range Impact” or the “Company”), a public company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing, announced the sale of its cannabinoid drug development business as part of its strategic plan to focus on acquiring, reclaiming and repurposing mine land throughout Appalachia.

Sale of Graphium Biosciences

On September 30, 2024, the Company sold all of the common stock of its wholly-owned subsidiary, Graphium Biosciences, Inc. (“Graphium”), to Placer Biosciences, Inc. (“Placer”), a newly-formed biotech drug development company led by Dr. Brandon Zipp and Richard McKilligan, Graphium’s Chief Science Officer and Chief Financial Officer, respectively. As consideration, the Company received warrants convertible into 25% of the common stock of Placer, a de minimis amount of cash, and 50% of the proceeds of any non-core scientific lab equipment sold over the next 12 months.

Graphium comprises all of the Company’s legacy cannabinoid drug development assets, including intellectual property, permits, and lab equipment, which had been used in connection with the development of early-stage cannabinoid-based therapeutics intended to treat gastrointestinal diseases such as Crohn’s disease and colitis, but without psychoactive side effects commonly found in other cannabinoid treatments.

Over the past several years, the Company had been pursuing two concurrent value creation opportunities by continuing to advance its legacy drug development assets in Graphium while also building a new environmental services business focused on generating current cash flow by acquiring, reclaiming, and repurposing mine sites in Appalachia in order to monetize the Company’s large tax loss carryforwards and create long-term value for its shareholders.

After a close review and examination of the status of both corporate strategies and the current market environment, the Company’s Board of Directors determined that it is in the shareholders’ best interests to separate these two distinct businesses by divesting Graphium in a deal structured to preserve potential upside value for the Company’s shareholders and retaining its environmental services business.

Michael Cavanaugh, Range Impact’s Chief Executive Officer, stated, “We are excited to be partnering with Brandon and Richard given their experience over the past decade in developing this unique non-psychoactive cannabinoid therapeutic intended to address a large and unmet inflammatory disease market opportunity.” Cavanaugh added, “we are excited about the future of our cannabinoid drug platform in the hands of Brandon and Richard and remain committed to supporting them in their vision at Placer Biosciences.”

Dr. Brandon Zipp, Placer Biosciences’ President and Chief Executive Officer, stated, “As the originators and developers of these drug assets, we are fully committed to advancing them through clinical development and producing a novel therapeutic that improves the lives of patients battling these debilitating inflammatory diseases of the gastrointestinal tract.” Dr. Zipp added, “We are deeply appreciative of the support of Range, and this strategic transition enables us to sharpen our focus on our core competencies in order to bring new therapies to market for patients who rely on groundbreaking treatments. We are excited about what the future holds for our company and look forward to advancing our novel cannabinoid therapies over the next several years.”

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Range Impact owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com